AUTODESK, INC. ANNOUNCES FISCAL 2026 THIRD QUARTER RESULTS
- Third quarter revenue grew 18 percent as reported, and on a constant currency basis, to $1.85 billion

SAN FRANCISCO, NOVEMBER 25, 2025-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2026, ended October 31, 2025.

“We're defining the AI revolution for design and make, empowering customers with new task, workflow and system automations, and capturing shared value through subscription, consumption, and outcomes-based business models that blend human and machine capabilities," said Andrew Anagnost, Autodesk president and CEO. "Autodesk is building the future and creating long-term value for our customers, the industries that shape the world, and shareholders.”

“We delivered another strong quarter, highlighted by outperformance in AECO. Up-front revenue, the Autodesk Store, and billings linearity all exceeded expectations,” said Janesh Moorjani, Autodesk CFO. “The macroeconomic environment has been broadly stable though uncertainty remains elevated, and we have so far successfully executed our sales and marketing optimization plan. We are raising our full-year guidance to reflect the current momentum of the business.”

Third Quarter Fiscal 2026

(In millions, except percentages and per share amounts)	Q3 FY26	YoY Change
Billings	$1,855	21%
Revenue	$1,853	18%
GAAP Operating Margin	25%	3 ppt
Non-GAAP Operating Margin	38%	1 ppt
GAAP EPS	$1.60	$0.33
Non-GAAP EPS	$2.67	$0.50
Cash flow from operating activities	$439	110%
Free cash flow	$430	116%

Net Revenue by Product Type

	Q3 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Design	$1,537	19%	19%
Make	205	20%	20%
Other	111	7%	6%
Total Net Revenue	$1,853	18%	18%

Net Revenue by Geographic Area

	Q3 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Americas	$820	16%	17%
EMEA	715	23%	22%
APAC	318	12%	14%
Total Net Revenue	$1,853	18%	18%

Net Revenue by Product Family

Our product offerings are focused in four primary product families: Architecture, Engineering, Construction, and Operations ("AECO"), AutoCAD and AutoCAD LT, Manufacturing ("MFG"), and Media and Entertainment ("M&E").

	Q3 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
AECO	$921	23%	23%
AutoCAD and AutoCAD LT	458	15%	15%
MFG	355	16%	16%
M&E	86	4%	3%
Other	33	6%	6%
Total Net Revenue	$1,853	18%	18%

Remaining Performance Obligations

(In millions, except percentages)	Q3 FY26	YoY Change
Deferred Revenue	$3,846	5%
Unbilled deferred revenue	3,515	43%
Remaining performance obligations (“RPO”)	7,361	20%
Current RPO	4,830	20%

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties, some of which are set forth below under "Safe Harbor Statement." Autodesk's business outlook for the fourth quarter and full-year fiscal 2026 considers the current economic environment and foreign exchange currency rate environment. A reconciliation between the fourth quarter and full-year fiscal 2026 GAAP and non-GAAP estimates is provided below or in the tables later in this document.

Fourth Quarter Fiscal 2026

Q4 FY26 Guidance Metrics	Q4 FY26 (ending January 31, 2026)
Revenue (in millions)	$1,901 - $1,917
EPS GAAP	$1.40 - $1.57
EPS non-GAAP (1)	$2.59 - $2.67
____________________
(1) See GAAP to Non-GAAP reconciliation at the end of this document.

Full Year Fiscal 2026

FY26 Guidance Metrics	FY26 (ending January 31, 2026)
Billings (in millions) (1)	$7,465 - $7,525
Revenue (in millions) (1)	$7,150 - $7,165
GAAP operating margin	~23%
Non-GAAP operating margin (2)	~37.5%
EPS GAAP	$5.16- $5.33
EPS non-GAAP (2)	$10.18 - $10.25
Free cash flow (in millions) (3)	$2,260 - $2,290
____________________
(1) See supplemental materials available on our investor relations website for growth rates excluding currency movements and the new transaction model.
(2) See GAAP to Non-GAAP reconciliation at the end of this document.
(3) Free cash flow is cash flow from operating activities less approximately $50 million of capital expenditures, and includes restructuring and other related cash outflows of approximately $115 million, and an anticipated discrete cash benefit of approximately $160 million from the utilization of US deferred tax assets.

The outlook assumes a GAAP tax rate of 31 percent for the full-year fiscal 2026 and 31 to 34 percent for the fourth quarter fiscal 2026, and a non-GAAP tax rate of 19 percent for both periods. The GAAP tax rates include the effects of the utilization of US deferred tax assets and the One Big Beautiful Bill Act.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5 p.m. ET. The live broadcast can be accessed at autodesk.com/investor. A transcript of the opening commentary will also be available following the conference call.

A replay of the broadcast will be available at 7 p.m. ET at autodesk.com/investor. This replay will be maintained on Autodesk's website for at least 12 months.

Investor Presentation Details

An investor presentation, Excel financials and other supplemental materials providing additional information can be found at autodesk.com/investor.

Contacts
Investors:
Simon Mays-Smith
415-746-0137
simon.mays-smith@autodesk.com

Press:
Renée Francis
628-888-4599
renee.francis@autodesk.com

Key Performance Metrics

To help better understand our financial performance, we use several key performance metrics including billings, recurring revenue and net revenue retention rate. These metrics are key performance metrics and should be viewed independently of revenue and deferred revenue. These metrics are not intended to be combined with those items. We use these metrics to monitor the strength of our recurring business. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Glossary of Terms

Billings: Total revenue plus the net change in deferred revenue from the beginning to the end of the period.

Cloud Service Offerings: Represents individual term-based offerings deployed through web browser technologies or in a hybrid software and cloud configuration. Cloud service offerings that are bundled with other product offerings are not captured as a separate cloud service offering.

Constant Currency (CC) Growth Rates: We attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates as well as eliminating hedge gains or losses recorded within the current and comparative periods. We calculate constant currency growth rates by (i) applying the applicable prior period exchange rates to current period results and (ii) excluding any gains or losses from foreign currency hedge contracts that are reported in the current and comparative periods.

Design Business: Represents the combination of maintenance, product subscriptions and all EBAs. Main products include, but are not limited to, AutoCAD, AutoCAD LT, Industry Collections, Revit, Inventor, Maya and 3ds Max. Certain products, such as our computer aided manufacturing solutions, incorporate both Design and Make functionality and are classified as Design.

Enterprise Business Agreements (EBAs): Represents programs providing enterprise customers with token-based access to a broad pool of Autodesk products over a defined contract term.

Flex: A pay-as-you-go consumption option to pre-purchase tokens to access any product available with Flex for a daily rate.

Free Cash Flow: Cash flow from operating activities minus capital expenditures.

Industry Collections: Autodesk Industry Collections are a combination of products and services that target a specific user objective and support a set of workflows for that objective. Our Industry Collections consist of: Autodesk Architecture, Engineering and Construction Collection, Autodesk Product Design and Manufacturing Collection, and Autodesk Media and Entertainment Collection.

Maintenance Plan: Our maintenance plans provide our customers with a cost effective and predictable budgetary option to obtain the productivity benefits of our new releases and enhancements when and if released during the term of their contracts. Under our maintenance plans, customers are eligible to receive unspecified upgrades when and if available, and technical support. We recognize maintenance revenue over the term of the agreements, generally one year.

Make Business: Represents certain cloud-based product subscriptions. Main products include, but are not limited to, Autodesk Build, BIM Collaborate Pro, BuildingConnected, Fusion, and Flow Production Tracking. Certain products, such as Fusion, incorporate both Design and Make functionality and are classified as Make.

Net Revenue Retention Rate (NR3): Measures the year-over-year change in Recurring Revenue for the population of customers that existed one year ago (“base customers”). Net revenue retention rate is calculated by dividing the current quarter Recurring Revenue related to base customers by the total corresponding quarter Recurring Revenue from one year ago. Recurring Revenue is based on USD reported revenue, and fluctuations caused by changes in foreign currency exchange rates and hedge gains or losses have not been eliminated. Recurring Revenue related to acquired companies, one year after acquisition, has been captured as existing customers until such data conforms to the calculation methodology. This may cause variability in the comparison.

Other Revenue: Consists of revenue from consulting, and other products and services, and is recognized as the products are delivered and services are performed.

Product Family: A grouping of related products or solutions that address specific industry or market needs, customer types, or use cases, or share core underlying technology or deployment models. Where a customer has a right to use different products over time, Autodesk may classify amounts to a single product family based on the customer’s primary industry or use case, or to product family other, or allocate the amounts across product families using estimates.

Product Subscription: Provides customers a flexible, cost-effective way to access and manage 3D design, engineering, and entertainment software tools. Our product subscriptions currently represent a hybrid of desktop and cloud functionality, which provides a device-independent, collaborative design workflow for designers and their stakeholders.

Recurring Revenue: Consists of the revenue for the period from our traditional maintenance plans, our subscription plan offerings and certain Other revenue. It excludes subscription revenue related to third-party products. Recurring revenue acquired with the acquisition of a business is captured when total subscriptions are captured in our systems and may cause variability in the comparison of this calculation.

Remaining Performance Obligations (RPO): The sum of total short-term, long-term, and unbilled deferred revenue. Current remaining performance obligations is the amount of revenue we expect to recognize in the next twelve months.

Solution Provider: Solution Provider is the name of our channel partners who primarily serve our new transaction model customers worldwide. Solution Providers may also be resellers in relation to Autodesk solutions.

Spend: The sum of cost of revenue and operating expenses.

Subscription Plan: Comprises our term-based product subscriptions, cloud service offerings, and EBAs. Subscriptions represent a combined hybrid offering of desktop software and cloud functionality which provides a device-independent, collaborative design workflow for designers and their stakeholders. With subscription, customers can use our software anytime, anywhere, and get access to the latest updates to previous versions.

Subscription Revenue: Includes our cloud-enabled term-based product subscriptions, cloud service offerings, and flexible EBAs.

Unbilled Deferred Revenue: Unbilled deferred revenue represents contractually stated or committed contracts under early renewal and multi-year billing plans for subscription, services, and maintenance for which the associated deferred revenue has not been recognized. Under FASB Accounting Standards Codification ("ASC") Topic 606, unbilled deferred revenue is not included as a receivable or deferred revenue on our Consolidated Balance Sheet.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including quotations from management, statements in the paragraphs under “Business Outlook” above, statements about the momentum of our business, our short-term and long-term goals, statements regarding our strategies, market and product positions, performance and results, statements regarding the macroeconomic environment, and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our strategy to develop and introduce new products and services and to move to platforms and capabilities, exposing us to risks such as limited customer acceptance (both new and existing customers), costs related to product defects, and large expenditures; global economic and political conditions, including changes in monetary and fiscal policy, foreign exchange headwinds, recessionary fears, supply chain disruptions, resulting inflationary pressures and hiring conditions; geopolitical tension and armed conflicts, economic and regulatory uncertainty including tariffs and trade wars, and extreme weather events; costs and challenges associated with strategic acquisitions and investments; our ability to successfully implement and expand our transaction model and our sales and marketing optimization; dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, including risks related to the war against Ukraine launched by Russia and our exit from Russia and the current conflict between Israel and Hamas; inability to predict subscription renewal rates and their impact on our future revenue and operating results; existing and increased competition and rapidly evolving technological changes; fluctuation of our financial results, key metrics and other operating metrics; our transition from up front to annual billings for multi-year contracts; deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections; any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives, including our new transaction model for Flex; net revenue, billings, earnings, cash flow, or new or existing subscriptions shortfalls; social and ethical issues relating to the use of artificial intelligence in our offerings; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; security incidents or other incidents compromising the integrity of our or our customers’ offerings, services, data, or intellectual property; reliance on third parties to provide us with a number of operational and technical services as well as software; our highly complex software, which may contain undetected errors, defects, or vulnerabilities; increasing regulatory focus on privacy issues and expanding laws; governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls; protection of our intellectual property rights and intellectual property infringement claims from others; the government procurement process; fluctuations in currency exchange rates; our debt service obligations; and our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors. Our estimates as to tax rate are based on current expectations and our interpretations of existing tax law and could be affected by a variety of factors, including but not limited to the projected geographic mix of earnings, changing interpretations of current tax law, further guidance, and additional tax legislation. Adjustments for the impact of the New Transaction Model are based on management’s estimate giving effect to current period results or projections as if under the prior model. Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

The world’s designers, engineers, builders, and creators trust Autodesk to help them design and make anything. From the buildings we live and work in, to the cars we drive and the bridges we drive over. From the products we use and rely on, to the movies and games that inspire us. Autodesk’s Design and Make Platform unlocks the power of data to accelerate insights and automate processes, empowering our customers with the technology to create the world around us and deliver better outcomes for their business and the planet. For more information, visit autodesk.com or follow @autodesk. #MakeAnything

Autodesk uses its investors.autodesk.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Autodesk, AutoCAD, AutoCAD LT, BIM 360 and Fusion 360 are trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2025 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net revenue:
Subscription	$1,734	$1,457	$4,924	$4,195
Maintenance	8	9	25	31
Total subscription and maintenance revenue	1,742	1,466	4,949	4,226
Other	111	104	300	266
Total net revenue	1,853	1,570	5,249	4,492
Cost of revenue:
Cost of subscription and maintenance revenue	118	105	343	305
Cost of other revenue	22	19	68	57
Amortization of developed technologies	25	23	73	62
Total cost of revenue	165	147	484	424
Gross profit	1,688	1,423	4,765	4,068
Operating expenses:
Marketing and sales	612	525	1,737	1,474
Research and development	416	378	1,223	1,092
General and administrative	172	161	502	477
Amortization of purchased intangibles	13	13	40	37
Restructuring, other exit costs, and facility reductions	5	—	116	—
Total operating expenses	1,218	1,077	3,618	3,080
Income from operations	470	346	1,147	988
Interest and other (loss) income, net	(2)	5	11	24
Income before income taxes	468	351	1,158	1,012
Provision for income taxes	(125)	(76)	(350)	(203)
Net income	$343	$275	$808	$809
Basic net income per share	$1.61	$1.28	$3.79	$3.76
Diluted net income per share	$1.60	$1.27	$3.76	$3.73
Weighted average shares used in computing basic net income per share	213	215	213	215
Weighted average shares used in computing diluted net income per share	215	217	215	217

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31, 2025	January 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,989	$1,599
Marketable securities	300	287
Accounts receivable, net	806	1,008
Prepaid expenses and other current assets	800	588
Total current assets	3,895	3,482
Long-term marketable securities	302	267
Computer equipment, software, furniture and leasehold improvements, net	118	117
Operating lease right-of-use assets	152	169
Intangible assets, net	493	574
Goodwill	4,278	4,242
Deferred income taxes, net	936	1,205
Long-term other assets	1,024	777
Total assets	$11,198	$10,833
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$384	$242
Accrued compensation	442	506
Accrued income taxes	98	62
Deferred revenue	3,577	3,787
Operating lease liabilities	57	58
Current portion of long-term notes payable, net	—	300
Other accrued liabilities	177	196
Total current liabilities	4,735	5,151
Long-term deferred revenue	269	341
Long-term operating lease liabilities	195	214
Long-term income taxes payable	216	200
Long-term deferred income taxes	27	32
Long-term notes payable, net	2,482	1,987
Long-term other liabilities	381	287
Stockholders’ equity:
Common stock and additional paid-in capital	4,588	4,239
Accumulated other comprehensive loss	(263)	(285)
Accumulated deficit	(1,432)	(1,333)
Total stockholders’ equity	2,893	2,621
Total liabilities and stockholders' equity	$11,198	$10,833

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended October 31,
	2025	2024
	(Unaudited)
Operating activities:
Net income	$808	$809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	145	134
Stock-based compensation expense	607	497
Amortization of costs to obtain a contract with a customer	364	136
Deferred income taxes	271	(60)
Restructuring, other exit costs, and facility reductions	19	—
Other	7	(7)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	202	177
Prepaid expenses and other assets	(819)	(221)
Accounts payable and other liabilities	95	1
Deferred revenue	(286)	(612)
Accrued income taxes	50	61
Net cash provided by operating activities	1,463	915
Investing activities:
Purchases of marketable securities	(622)	(632)
Sales and maturities of marketable securities	583	690
Capital expenditures	(26)	(26)
Purchases of intangible assets	(27)	(57)
Business combinations, net of cash acquired	—	(801)
Other investing activities	(9)	(10)
Net cash used in investing activities	(101)	(836)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	137	121
Taxes paid related to net share settlement of equity awards	(238)	(208)
Repurchases of common stock	(1,071)	(443)
Proceeds from debt, net of discount	499	—
Repayment of debt	(300)	—
Other financing activities	(6)	—
Net cash used in financing activities	(979)	(530)
Effect of exchange rate changes on cash and cash equivalents	7	(4)
Net increase (decrease) in cash and cash equivalents	390	(455)
Cash and cash equivalents at beginning of period	1,599	1,892
Cash and cash equivalents at end of period	$1,989	$1,437

Supplemental cash flow disclosure:
Non-cash financing activities:
Fair value of common stock issued to settle liability-classified restricted common stock	$—	$3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)
To supplement our condensed consolidated financial statements presented on a GAAP basis, we provide investors with certain non-GAAP measures including non-GAAP operating margin, non-GAAP income from operations, non-GAAP diluted net income per share, and free cash flow. For our internal budgeting and resource allocation process and as a means to evaluate period-to-period comparisons, we use non-GAAP measures to supplement our condensed consolidated financial statements presented on a GAAP basis. These non-GAAP measures do not include certain items that may have a material impact upon our future reported financial results. We use non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results. For the reasons set forth below, we believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. This allows investors and others to better understand and evaluate our operating results and future prospects in the same manner as management, compare financial results across accounting periods and to those of peer companies and to better understand the long-term performance of our core business. We also use some of these measures for purposes of determining company-wide incentive compensation.
There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included in this presentation, and not to rely on any single financial measure to evaluate our business.
The following table shows Autodesk's GAAP results reconciled to non-GAAP results included in this release.

Three Months Ended October 31,
2025
(Unaudited)
GAAP operating margin	25%
Stock-based compensation expense	10%
Amortization of purchased intangibles and developed technologies	2%
Non-GAAP operating margin (1)	38%

GAAP diluted net income per share	$1.60
Stock-based compensation expense	0.87
Amortization of purchased intangibles and developed technologies	0.17
Restructuring, other exit costs, and facility reductions	0.02
(Gain) loss on strategic investments and dispositions, net	0.07
Income tax adjustments	(0.06)
Non-GAAP diluted net income per share	$2.67

Net cash provided by operating activities	$439
Capital expenditures	(9)
Free cash flow	$430
____________________
(1) Total may not sum due to rounding.

The following tables show Autodesk's GAAP business outlook reconciled to non-GAAP business outlook included in this release.

GAAP to non-GAAP diluted EPS reconciliation	Q4 FY26 (ending January 31, 2026)
GAAP EPS	$1.40 - $1.57
Stock-based compensation expense	0.87 - 0.85
Amortization of purchased intangibles and developed technologies	0.16
Acquisition-related costs	0.01
(Gain) Loss on strategic investments and dispositions, net	0.02 - 0.00
Income tax adjustments	0.13 - 0.08
Non-GAAP EPS	$2.59 - $2.67

GAAP to non-GAAP operating margin reconciliation	FY26 (ending January 31, 2026)
GAAP operating margin	23%
Stock-based compensation expense	11%
Amortization of purchased intangibles and developed technologies	2%
Restructuring, other exit costs, and facility reductions	1.5%
Non-GAAP operating margin (1)	37.5%
____________________
(1) Total may not sum due to rounding.

GAAP to non-GAAP diluted EPS reconciliation	FY26 (ending January 31, 2026)
GAAP EPS	$5.16 - $5.33
Stock-based compensation expense	3.70 - 3.67
Amortization of purchased intangibles and developed technologies	0.64
Acquisition-related costs	0.07
(Gain) Loss on strategic investments and dispositions, net	0.09 - 0.08
Restructuring, other exit costs, and facility reductions	0.54
Income tax adjustments	(0.02) - (0.08)
Non-GAAP EPS	$10.18 - $10.25